                                                                      EXHIBIT 11


                                             July 1, 1998      July 1, 1997    January 1, 1998     January 1,1997
                                             to October 8,   to September 30,   to October 8,     to September 30,
                                                 1998              1997             1998               1997
                                             ------------    ----------------   -------------     ---------------
Basic Earnings Per Share:

Numerator
    Net income                                $  473,583        $  233,390        $1,007,036        $  588,760
                                              ==========        ==========        ==========        ==========
 Denominator
    Weighted average
      shares outstanding                       8,905,159         6,487,437         7,404,572         6,456,261

    Escrowed restricted shares                   178,571           178,571           178,571           178,571
                                              ----------        ----------        ----------        ----------
                                               8,726,588         6,308,866         7,226,001         6,277,690
                                              ==========        ==========        ==========        ==========

 Basic earnings per share                          $. 05        $      .04        $      .14        $      .09
                                              ==========        ==========        ==========        ==========


 Diluted Earnings Per Share:
 Numerator
     Net income                               $  473,583        $  233,390        $1,007,036        $  588,760
                                              ==========        ==========        ==========        ==========


  Denominator
    Basic weighted average
      shares outstanding                       8,726,588         6,308,866         7,226,001         6,277,690

 Incremental common shares attributable
   to exercise of:
   Escrowed restricted shares                    178,571           178,571           178,571           178,571
   Outstanding options                           265,249           240,425           486,906            17,617
   Outstanding warrants                          112,846         1,405,210           280,989           654,833
                                              ----------        ----------        ----------        ----------
                                                 556,666         1,824,206           946,466           851,021
   Diluted weighted average shares
     outstanding                               9,283,254         8,133,072         8,172,467         7,128,711
                                              ==========        ==========        ==========        ==========
   Diluted earnings per share                 $.      05        $      .03        $      .12        $      .08
                                              ==========        ==========        ==========        ==========